Exhibit 10.4

Guaranty and Suretyship Agreement

THIS GUARANTY AND SURETYSHIP AGREEMENT (this “Guaranty”) is made and entered into as of October 1, 2008, by and among the Guarantors identified as such on the signature pages hereof (each individually, a “Guarantor” and, collectively, the “Guarantors”), in consideration of the extension of credit by PNC BANK, NATIONAL ASSOCIATION (the “Bank”), with an address at 1600 Market Street, 22nd Floor, Philadelphia, PA 19103, to NEW HORIZONS WORLDWIDE, INC. (the “Borrower”), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

1.             Guaranty of Obligations.  Each Guarantor hereby unconditionally guarantees, as a primary obligor, and becomes surety for, the prompt payment and performance of all loans, advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Bank under the Loan Agreement, dated as of Ocotober 1, 2008, by and between the Borrower and the Bank (the “Loan Agreement”), the Committed Line of Credit Note, dated as of October 1, 2008, made by the Borrower in favor of the Bank, and any other related loan documents (collectively, the “Loan Documents”), of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, and any amendments, extensions, renewals and increases of or to any of the foregoing, and all reasonable out-of-pocket costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses (hereinafter referred to collectively as the “Obligations”).  If the Borrower defaults under any such Obligations, the Guarantor will pay the amount due to the Bank.

2.             Nature of Guaranty; Waivers.  This is a guaranty of payment and not of collection and the Bank shall not be required, as a condition of the Guarantors’ liability, to make any demand upon or to pursue any of its rights against the Borrower, or to pursue any rights which may be available to it with respect to any other person who may be liable for the payment of the Obligations.

This is an absolute, unconditional, irrevocable and continuing guaranty and will remain in full force and effect until all of the Obligations have been indefeasibly paid in full, and the Bank has terminated this Guaranty. This Guaranty will remain in full force and effect even if there is no principal balance outstanding under the Obligations at a particular time or from time to time.  This Guaranty will not be affected by any surrender, exchange, acceptance, compromise or release by the Bank of any other party, or any other guaranty or any security held by it for any of the Obligations, by any failure of the Bank to take any steps to perfect or maintain its lien or security interest in or to preserve its rights to any security or other collateral for any of the Obligations or any guaranty, or by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or other guaranty thereof.  Each Guarantor’s obligations hereunder shall not be affected, modified or impaired by any counterclaim, set-off, recoupment, deduction or defense based upon any claim such Guarantor may have (directly or indirectly) against the Borrower or the Bank, except payment or performance of the Obligations.

Notice of acceptance of this Guaranty, notice of extensions of credit to the Borrower from time to time, notice of default, diligence, presentment, notice of dishonor, protest, demand for payment, and any defense based upon the Bank’s failure to comply with the notice requirements under Sections 9-611 and 9-612 of the Uniform Commercial Code as in effect from time to time are, to the extent permissible under applicable law, hereby waived.  Each Guarantor waives all defenses based on suretyship or impairment of collateral.

The Bank at any time and from time to time, without notice to or the consent of the Guarantors, and without impairing or releasing, discharging or modifying the Guarantors’ liabilities hereunder, may (a) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations; (b) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other guaranties, or any security for any Obligations or guaranties; (c) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations of the Borrower in such order, manner and amount as the Bank may determine in its sole discretion; (d) settle, compromise or deal with any other person, including the Borrower or the Guarantors, with respect to any Obligations in such manner as the Bank deems appropriate in its sole discretion; (e) substitute, exchange or release any security or guaranty; or (f) take such actions and exercise such remedies hereunder as provided herein.

3.             Repayments or Recovery from the Bank.  If any demand is made at any time upon the Bank for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if the Bank repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Guarantors will be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received originally by the Bank.  The provisions of this section will be and remain effective notwithstanding any contrary action which may have been taken by the Guarantors in reliance upon such payment, and any such contrary action so taken will be without prejudice to the Bank’s rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable.

4.             Financial Statements.  Unless compliance is waived in writing by the Bank or until all of the Obligations have been paid in full, each Guarantor will promptly submit to the Bank such information relating to such Guarantor’s affairs (including but not limited to annual financial statements and tax returns for the Guarantor) or any security for the Guaranty as the Bank may reasonably request.

5.             Enforceability of Obligations.  No modification, limitation or discharge of the Obligations arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law will affect, modify, limit or discharge the Guarantors’ liability in any manner whatsoever and this Guaranty will remain and continue in full force and effect and will be enforceable against the Guarantors to the same extent and with the same force and effect as if any such proceeding had not been instituted.  Each Guarantor waives all rights and benefits which might accrue to it by reason of any such proceeding and will be liable to the full extent hereunder, irrespective of any modification, limitation or discharge of the liability of the Borrower that may result from any such proceeding.

6.             Events of Default.  The occurrence of any of the following shall be an “Event of Default”:  (i) any Event of Default (as defined in any of the Obligations); (ii) demand by the Bank under any of the Obligations that have a demand feature; (iii) the Guarantors’ failure to perform any of their obligations hereunder; (iv) the falsity, inaccuracy or material breach by a Guarantor of any written warranty, representation or statement made or furnished to the Bank by or on behalf of such Guarantor; or (v) the termination or attempted termination of this Guaranty.  Upon the occurrence of any Event of Default, (a) the Guarantors shall pay to the Bank the amount of the Obligations; or (b) on demand of the Bank, the Guarantors shall immediately deposit with the Bank, in U.S. dollars, all amounts due or to become due under the Obligations, and the Bank may at any time use such funds to repay the Obligations; or (c) the Bank in its discretion may exercise with respect to any collateral any one or more of the rights and remedies provided a secured party under the applicable version of the Uniform Commercial Code; or (d) the Bank in its discretion may exercise from time to time any other rights and remedies available to it at law, in equity or otherwise.

7.             Right of Setoff.  In addition to all liens upon and rights of setoff against the Guarantors’ money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Guarantors’ obligations to the Bank under this Guaranty and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and each Guarantor hereby grants Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank all of such Guarantor’s right, title and interest in and to, all of such Guarantor’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts.  Every such security interest and right of setoff may be exercised without demand upon or notice to such Guarantor.  Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Bank, although the Bank may enter such setoff on its books and records at a later time.

8.             Collateral.  This Guaranty is secured by the property described in any collateral security documents which each Guarantor executes and delivers to the Bank and by such other collateral as previously may have been or may in the future be granted to the Bank to secure any Obligations of the Guarantors to the Bank.

9.             Costs.  To the extent that the Bank incurs any reasonable out-of-pocket costs or expenses in protecting or enforcing its rights under the Obligations or this Guaranty, including attorneys’ fees and the costs and expenses of litigation, such costs and expenses will be due on demand, will be included in the Obligations and will bear interest from the incurring or payment thereof at the Default Rate (as defined in any of the Obligations).

10.           Postponement of Subrogation.  Until the Obligations are indefeasibly paid in full, expire, are terminated and are not subject to any right of revocation or rescission, the Guarantor postpones and subordinates in favor of the Bank or its designee (and any assignee or potential assignee) any and all rights which the Guarantors may have to (a) assert any claim whatsoever against the Borrower based on subrogation, exoneration, reimbursement, or indemnity or any right of recourse to security for the Obligations with respect to payments made hereunder, and (b) any realization on any property of the Borrower, including participation in any marshalling of the Borrower’s assets.

11.           Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt.  Notices may be given in any manner to which the Bank and the Guarantors may separately agree, including electronic mail.  Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices.  Regardless of the manner in which provided, Notices may be sent to addresses for the Bank and the Guarantors as set forth above or to such other address as either may give to the other for such purpose in accordance with this section.

12.           Preservation of Rights.  No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power.  The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.  The Bank may proceed in any order against the Borrower, the Guarantors or any other obligor of, or collateral securing, the Obligations.

13.           Illegality.  If any provision contained in this Guaranty should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Guaranty.

14.           Changes in Writing.  No modification, amendment or waiver of, or consent to any departure by the Guarantors from, any provision of this Guaranty will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on the Guarantors will entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstance.

15.           Entire Agreement.  This Guaranty (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Guarantors and the Bank with respect to the subject matter hereof; provided, however, that this Guaranty is in addition to, and not in substitution for, any other guarantees from the Guarantors to the Bank.

16.           Successors and Assigns.  This Guaranty will be binding upon and inure to the benefit of the Guarantors and the Bank and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Guarantors may not assign this Guaranty in whole or in part without the Bank’s prior written consent and the Bank at any time may assign this Guaranty in whole or in part.

17.           Interpretation.  In this Guaranty, unless the Bank and the Guarantors otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and references to sections or exhibits are to those of this Guaranty.  Section headings in this Guaranty are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.  If this Guaranty is executed by more than one party as Guarantor, the obligations of such persons or entities will be joint and several.

18.           Indemnity.  Each Guarantor agrees to indemnify each of the Bank, each legal entity, if any, who controls the Bank and each of their respective directors, officers and employees (the “Indemnified Parties”), and to hold each Indemnified Party harmless from and against, any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of such Guarantor), in connection with or arising out of or relating to the matters referred to in this Guaranty, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by such Guarantor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses to the extent attributable to an Indemnified Party’s gross negligence or willful misconduct.  The indemnity agreement contained in this Section shall survive the termination of this Guaranty and assignment of any rights hereunder.  Each Guarantor may participate at its expense in the defense of any such claim.

19.           Governing Law and Jurisdiction.  This Guaranty has been delivered to and accepted by the Bank and will be deemed to be made in the Commonwealth of Pennsylvania (the “Commonwealth”).  THIS GUARANTY WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE BANK AND THE GUARANTOR DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH, EXCLUDING ITS CONFLICT OF LAWS RULES.  The Guarantor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the Commonwealth; provided that nothing contained in this Guaranty will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Guarantors individually, against any security or against any property of the Guarantors within any other county, state or other foreign or domestic jurisdiction.  Each Guarantor acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and such Guarantor.  Each Guarantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Guaranty.

20.           Equal Credit Opportunity Act.  If the Guarantors are not “applicants for credit” under Section 202.2 (e) of the Equal Credit Opportunity Act of 1974 (“ECOA”), each Guarantor acknowledges that (i) this Guaranty has been executed to provide credit support for the Obligations, and (ii) such Guarantor was not required to execute this Guaranty in violation of Section 202.7(d) of the ECOA.

21.          WAIVER OF JURY TRIAL.  EACH GUARANTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT SUCH GUARANTOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS GUARANTY, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS.  EACH GUARANTOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

Each Guarantor acknowledges that it has read and understood all the provisions of this Guaranty, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

GUARANTORS:

New Horizons Education Corporation
New Horizons Computer Learning Center of Albuquerque, Inc.
NHCLC of San Antonio, Inc.
New Horizons Computer Learning Center of Hartford, Inc.
New Horizons Computer Learning Center of Denver, Inc.
New Horizons Computer Learning Center of Charlotte, Inc.
New Horizons Computer Learning Center of Sacramento, Inc.
New Horizons Computer Learning Center of Cleveland, Ltd, LLC
New Horizons Computer Learning Center of Indianapolis, Inc.
New Horizons Computer Learning Center of Indianapolis, LLC
New Horizons Computer Learning Center of Memphis, Inc.
New Horizons Computer Learning Center of Santa Ana, Inc.
New Horizons Computer Learning Centers, Inc.
Computer Training Associates of Chicago, Inc.
New Horizons Computer Learning Center of Nashville, Inc.
New Horizons Computer Learning Center of Metropolitan New York, Inc.
New Horizons Computer Learning Center of Atlanta, Inc.
New Horizons Franchising Group, Inc.
New Horizons Computer Learning Centers EMEA, LLC
New Horizons Computer Learning Centers APAC, LLC
Nova Vista, LLC
NH Mexico, Inc.

By:
Name:
Title: